=======================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549

                                        FORM 8-K

                                     CURRENT REPORT

                        Pursuant to Section 13 or 15 (d) of the
                           Securities Exchange Act of 1934


                                November 15, 1995
                  ---------------------------------------------
                         (Date of earliest event reported )


                                FLEET FINANCIAL GROUP, INC.
                ---------------------------------------------------
               (Exact name of registrant as specified in its charter)





                                        RHODE ISLAND
                   ----------------------------------------------
                   (State or other jurisdiction of incorporation)



                        1-6366                          05-0341324

                ------------------------   --------------------------------
                (Commission File Number)   (IRS Employer Identification No.)



              50 Kennedy Plaza, Providence, Rhode Island             02903
        ----------------------------------------------------------------------
         (Address of principal executive offices)                  (Zip Code)




                                   (401) 278-5800

               ---------------------------------------------------
               Registrants telephone number, including area code:




        =======================================================================

Item 5. Other Events

Pending Merger

        As previously reported, Fleet Financial Group, Inc. ("Fleet") and Shawmut National Corporation ("Shawmut") have entered into an Agreement and Plan of Merger dated February 20, 1995 (the "Merger Agreement") providing for the merger of Shawmut with and into Fleet (the "Merger").

        Fleet hereby files Unaudited Pro Forma Combined Financial Statements and Notes thereto for the period ending September 30, 1995. On November 14, 1995, the Federal Reserve Board approved the merger application of Fleet and Shawmut. For additional information regarding the Merger, see Fleets Current Reports on Form 8-K dated February 20, 1995, February 21, 1995, April 13, 1995, May 17, 1995, June 21, 1995, August 11, 1995 and August 23, 1995.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

        (a)     Financial Statements of Businesses Acquired.
                Not applicable.

        (b)     Pro Forma Financial Information.
                Not applicable.

        (c)     Exhibits

        The following exhibits are filed with this Current Report, except for
Exhibit 99.b, which is incorporated by reference from Shawmuts filing as indicated.

Exhibit Number
Description

99.a Unaudited Pro Forma Combined Financial Information for Fleet Financial Group and Subsidiaries and Shawmut National Corporation and Subsidiaries ("SNC") and Notes thereto.

99.b The following unaudited financial statements of SNC and accompanying notes are incorporated by reference from SNCs quarterly report on Form 10-Q for the quarter ended September 30, 1995 (File No. 1-10102):
        Consolidated Balance Sheet - September 30, 1995, Consolidated Statements of Income for the three and nine months ended September 30, 1995, Consolidated Statement of Cash Flows and Consolidated Statement of Changes in Stockholders Equity for the nine months ended September 30, 1995; Notes to Consolidated Financial Statements (to the extent applicable to the foregoing Financial Statements). (Portions of SNCs Form 10-Q not specifically incorporated by reference are not required for this current Report and are not incorporated by reference herein.)

                                        SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                FLEET FINANCIAL GROUP, INC.
                                        Registrant


                                 /s/   Robert C. Lamb, Jr.
                                 ---------------------------
                                    By Robert C. Lamb, Jr.
                                   Chief Accounting Officer
                                      and Controller


Dated:  November 15, 1995

		UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following Unaudited Pro Forma Combined Balance Sheet as of September 30, 1995, and the Unaudited Pro Forma Combined Statements of Income for the three and nine months ended September 30, 1995, give effect to the merger (the "Merger") of Shawmut National Corporation ("Shawmut") into Fleet Financial Group, Inc. ("Fleet") accounted for as a pooling of interests, the consummation of the merger (the "NBB Merger") of NBB Bancorp, Inc. ("NBB") into Fleet, the consummation of the merger (the "Plaza Merger") of Plaza Home Mortgage Corp. ("Plaza") into Fleet, the consummation of the merger (the "Northeast Merger") of Northeast Federal Corp. ("Northeast") into Shawmut, the consummation of the acquisition (the "Barclays Acquisition") of substantially all of the assets of Barclays Business Finance Division of Barclays Business Credit, Inc. ("Barclays") by Shawmut, and Fleets repurchase (the "FMG Repurchase") of the publicly-held shares of Fleets majority-owned subsidiary, Fleet Mortgage Group, Inc. ("FMG"), each of which was accounted for by the purchase method of accounting, in each case as if such transactions had occurred on January 1, 1995. The Unaudited Pro Forma Combined Statements of Income for the three and nine months ended September 30, 1994, give effect to the Merger as if the Merger had occurred on January 1, 1994, and do not take into account the effects of the NBB Merger, the Plaza Merger, the Northeast Merger, the Barclays Acquisition or the FMG Repurchase since such transactions were accounted for under the purchase method of accounting.

        The pro forma information is based on the historical consolidated financial statements of Fleet, Shawmut, NBB, Plaza, Northeast, Barclays, and FMG and their subsidiaries under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements. The Unaudited Pro Forma Combined Financial Statements do not give effect to the anticipated cost savings in connection with the Merger, the NBB Merger, the Plaza Merger, or the Northeast Merger or the effects of any regulatory required divestitures.

        The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the consolidated historical financial statements of Fleet and Shawmut, including the respective notes thereto. The pro forma information is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the acquisitions been consummated during the period or as of the dates for which the pro forma information is presented.

        Pro forma per share amounts for the combined Fleet and Shawmut entity are based on the Common Exchange ratio of 0.8922 shares of Fleet Common Stock for each share of Shawmut Common Stock.

                        FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION
				UNAUDITED PRO FORMA COMBINED BALANCE SHEET
					September 30, 1995 (a)
                                                                                                          Fleet
                                                                                   Pro Forma             Shawmut
   (Dollars in thousands)                      Fleet             Shawmut          Adjustments            Combined
                                           ----------------   ----------------   ----------------     ----------------
   ASSETS:
   Cash and cash equivalents               $   2,215,467        $ 1,301,537        $           0       $  3,517,004
   Federal funds sold and securities
     purchased under agreements to resell        265,298            282,600                    0            547,898
   Securities available for sale, at market   10,900,497            897,436 (d)         (195,425)(f)     11,602,508 (d)
   Securities held to maturity                   698,636          7,198,762 (d)                0  	  7,897,398 (d)
   Loans and leases                           30,801,417         21,633,960                    0	 52,435,377
   Reserve for credit losses                    (937,102)          (510,569)                   0	 (1,447,671)
   Mortgages held for resale                   2,110,288            142,097                    0	  2,252,385
   Premises and equipment                        684,211            326,117                    0	  1,010,328
   Purchased mortgage servicing rights         1,249,734             13,155                    0	  1,262,889
   Excess cost over net assets of
     subsidiaries acquired                       458,742            488,140                    0            946,882
   Other intangibles                             177,810             16,237                    0	    194,047
   Other assets                                2,236,300          1,267,281              167,331 (f)(g)   3,670,912
                                           ----------------   ----------------   ----------------     ----------------

   Total assets                            $  50,861,298       $ 33,056,753       $     (28,094)       $ 83,889,957
                                           =============      =============      ==============       ===============

   LIABILITIES and STOCKHOLDERS' EQUITY:
   Deposits:
     Demand                                $   6,397,759      $   4,260,502      $             0      $  10,658,261
     Regular savings, NOW, money market       14,594,487          8,222,807                    0         22,817,294
     Time                                     11,443,634          8,902,997                    0         20,346,631
                                           ----------------   ----------------   ----------------     ----------------
                                              32,435,880         21,386,306                    0         53,822,186
   Federal funds purchased and securities
     under agreements to repurchase            4,106,578          4,710,495                    0          8,817,073
   Other short-term borrowings                 5,071,791          1,110,056                    0          6,181,847
   Accrued expenses and other liabilities      1,119,301            378,974              348,280 (f)(g)   1,846,555
   Long-term debt                              3,767,181          2,967,079                               6,734,260
                                           ----------------   ----------------   ----------------     ----------------

   Total liabilities                          46,500,731         30,552,910              348,280         77,401,921

   Stockholders' equity:
     Preferred stock                              378,815           303,185                    0 (e)        682,000
     Common stock                                 141,947             1,294              102,990 (e)(f)     246,231
     Common surplus                             1,538,077         1,523,011             (433,951)(e)(f)   2,627,137
     Retained earnings                          2,251,399           896,164             (209,735)(g)      2,937,828
     Net unrealized gain/(loss) on
       securities available for sale               66,401           (12,309)             (43,180)(f)         10,912 (d)
     Treasury stock, at cost                      (16,072)         (207,502)             207,502 (e)        (16,072)
                                           ----------------   ----------------   ----------------     ----------------
   Total stockholders' equity                   4,360,567         2,503,843             (376,374)         6,488,036
                                           ----------------   ----------------   ----------------     ----------------

   Total liabilities and stockholders'
     equity                                $   50,861,298      $ 33,056,753       $      (28,094)      $ 83,889,957
                                           ================   ================    ================    ================

        See accompanying notes to the unaudited pro forma combined financial statements

                        FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION
                               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                              For the Three Months Ended September 30, 1995 (a)
                                                                                                                            Fleet
                                                                                                                           Shawmut
                                                                                                       Pro Forma          Pro Forma
   (Dollars in thousands, except per share data)                 Fleet             Shawmut            Adjustments          Combined
                                                         ----------------   ----------------     ----------------   ----------------
   Interest and fees on loans and leases                 $       758,646        $   465,641     $              0      $    1,224,287
   Interest on securities                                        184,805            132,141               (1,279)(f)         315,667
                                                         ----------------   ----------------     ----------------   ----------------
        Total interest income                                    943,451            597,782               (1,279)          1,539,954
   Interest expense:
        Deposits                                                 264,346            185,024                    0             449,370
        Short-term borrowings                                    105,928             99,183                    0             205,111
        Long-term debt                                            70,912             51,774                    0             122,686
                                                         ----------------   ----------------     ----------------   ----------------
        Total interest expense                                   441,186            335,981                    0             777,167
                                                         ----------------   ----------------     ----------------   ----------------
   Net interest income                                           502,265            261,801               (1,279)            762,787
   Provision for credit losses                                    27,274                  0                    0              27,274
                                                         ----------------   ----------------     ----------------   ----------------
   Net interest income after provision for credit losses         474,991            261,801               (1,279)            735,513
                                                         ----------------   ----------------     ----------------   ----------------
   Mortgage banking                                              135,491              1,521                    0             137,012
   Investment services revenue                                    46,870             33,702                    0              80,572
   Service charges, fees and commissions                          72,115             57,159                    0             129,274
   Securities available for sale gains (losses)                    6,577                 38                    0               6,615
   Other noninterest income                                       79,981             14,780                    0              94,761
                                                         ----------------   ----------------     ----------------   ----------------
          Total noninterest income                               341,034            107,200                    0             448,234
                                                         ----------------   ----------------     ----------------   ----------------
   Employee compensation and benefits                            241,984            118,730                    0             360,714
   Occupancy and equipment                                        74,124             41,249                    0             115,373
   Mortgage servicing rights amortization                         29,958                804                    0              30,762
   FDIC assessment                                                 1,923                931                    0               2,854
   Marketing                                                      20,530              6,975                    0              27,505
   Core deposit and goodwill amortization                         21,073              7,356                    0              28,429
   OREO expense                                                    3,741                979                    0               4,720
   Other noninterest expense                                     130,044             46,263                    0             176,307
                                                         ----------------   ----------------     ----------------   ----------------
          Total noninterest expense                              523,377            223,287                    0             746,664
                                                         ----------------   ----------------     ----------------   ----------------
   Income before taxes                                           292,648            145,714               (1,279)            437,083
   Applicable income taxes                                       115,288             54,287                 (512)            169,063
                                                         ----------------   ----------------     ----------------   ----------------
   Net income                                            $       177,360    $        91,427      $          (767)   $        268,020
                                                         ================   ================     ================   ================

   Net income applicable to common shares: (i)           $       174,897     $       84,646                         $        258,776
                                                         ================   ================     ================   ================

   Weighted average common shares outstanding: (h)
        Primary                                              161,754,119         124,170,392                             269,118,397
        Fully diluted                                        161,914,503         124,170,392                             269,278,781

   Earnings per share:
        Primary                                          $          1.08    $           0.68                       $            0.96
        Fully diluted                                    $          1.08    $           0.68                       $            0.96



See accompanying notes to the unaudited pro forma combined financial statements

                                FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION
                                      UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                      For the Nine Months Ended September 30, 1995 (a)
                                                                                                                       Fleet
                                                                                                                      Shawmut
                                                            Fleet             Shawmut             Pro Forma          Pro Forma
   (Dollars in thousands, except per share data)          Pro Forma          Pro Forma           Adjustments          Combined
                                                        ----------------   ----------------     ----------------   ----------------
   Interest and fees on loans and leases                $   2,191,094      $   1,397,984        $             0     $   3,589,078
   Interest on securities                                     558,034            507,935                 (3,837)(f)     1,062,132
                                                        ----------------   ----------------     ----------------   ----------------
        Total interest income                               2,749,128          1,905,919                 (3,837)        4,651,210
   Interest expense:
        Deposits                                              778,264            549,525                      0         1,327,789
        Short-term borrowings                                 272,019            375,636                      0           647,655
        Long-term debt                                        208,124            151,313                      0           359,437
                                                        ----------------   ----------------     ----------------   ----------------
        Total interest expense                              1,258,407          1,076,474                      0         2,334,881
                                                        ----------------   ----------------     ----------------   ----------------
   Net interest income                                      1,490,721            829,445                 (3,837)        2,316,329
   Provision for credit losses                                 75,238              1,250                      0            76,488
                                                        ----------------   ----------------     ----------------   ----------------
   Net interest income after provision for credit losses    1,415,483            828,195                 (3,837)        2,239,841
                                                        ----------------   ----------------     ----------------   ----------------
   Mortgage banking                                           364,428             16,828                      0          381,256
   Investment services revenue                                139,247             98,758                      0          238,005
   Service charges, fees and commissions                      220,980            179,665                      0          400,645
   Securities available for sale gains (losses)                10,302              7,533                      0           17,835
   Other noninterest income                                   277,327             25,428                      0          302,755
                                                        ----------------   ----------------     ----------------   ----------------
          Total noninterest income                          1,012,284            328,212                      0        1,340,496
                                                        ----------------   ----------------     ----------------   ----------------
   Employee compensation and benefits                         738,416            373,927                      0        1,112,343
   Occupancy and equipment                                    227,614            122,141                      0          349,755
   Mortgage servicing rights amortization                     103,851              3,419                      0          107,270
   FDIC assessment                                             38,048             25,824                      0           63,872
   Marketing                                                   50,701             19,787                      0           70,488
   Core deposit and goodwill amortization                      62,327             21,752                      0           84,079
   OREO expense                                                 9,545              4,353                      0           13,898
   Merger-related charges                                           0             50,441                (50,441)(g)            0
   Other noninterest expense                                  363,189            154,820                      0          518,009
                                                        ----------------   ----------------     ----------------   ----------------
          Total noninterest expense                         1,593,691            776,464                (50,441)       2,319,711
                                                        ----------------   ----------------     ----------------   ----------------
   Income before taxes                                        834,076            379,943                 46,604        1,260,623
   Applicable income taxes                                    330,424            143,847                 18,642          492,913
                                                        ----------------   ----------------     ----------------   ----------------
   Net income                                           $     503,652     $      236,096         $       27,962   $      767,710
                                                        ================   ================     ================   ================

   Net income applicable to common shares: (i)          $     496,262     $      215,137                          $      739,361
                                                        ================   ================     ================   ================

   Weighted average common shares outstanding: (h)
        Primary                                           161,180,293        122,687,885                             266,681,634
        Fully diluted                                     161,698,931        122,687,885                             267,200,272

   Earnings per share:
        Primary                                         $        3.08     $         1.75                          $         2.77
        Fully diluted                                   $        3.07     $         1.75                          $         2.77


See accompanying notes to the unaudited pro forma combined financial statements

                                FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION
                                      UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                      For the Nine Months Ended September 30, 1995 (a)
                                                                  Fleet            Pro Forma              Fleet
   (Dollars in thousands, except per share data)                Historical       Adjustments (b)        Pro Forma
                                                              ----------------   ----------------     ----------------
   Interest and fees on loans and leases                      $   2,178,960      $       12,134       $  2,191,094
   Interest on securities                                           557,753                 281            558,034
                                                              ----------------   ----------------     ----------------
        Total interest income                                     2,736,713              12,415          2,749,128
   Interest expense:
        Deposits                                                    771,167               7,097            778,264
        Short-term borrowings                                       271,592                 427            272,019
        Long-term debt                                              208,124                   0            208,124
                                                              ----------------   ----------------     ----------------
        Total interest expense                                    1,250,883               7,524          1,258,407
                                                              ----------------   ----------------     ----------------
   Net interest income                                            1,485,830               4,891          1,490,721
   Provision for credit losses                                       75,070                 168             75,238
                                                              ----------------   ----------------     ----------------
   Net interest income after provision for credit losses          1,410,760               4,723          1,415,483
                                                              ----------------   ----------------     ----------------
   Mortgage banking                                                 365,501              (1,073)           364,428
   Investment services revenue                                      139,247                   0            139,247
   Service charges, fees and commissions                            220,611                 369            220,980
   Securities available for sale gains (losses)                      10,302                   0             10,302
   Other noninterest income                                         274,648               2,679            277,327
                                                              ----------------   ----------------     ----------------
          Total noninterest income                                 1,010,309              1,975          1,012,284
                                                              ----------------   ----------------     ----------------
   Employee compensation and benefits                                727,681             10,735            738,416
   Occupancy and equipment                                           223,993              3,621            227,614
   Mortgage servicing rights amortization                             98,581              5,270            103,851
   FDIC assessment                                                    37,628                420             38,048
   Marketing                                                          50,621                 80             50,701
   Core deposit and goodwill amortization                             59,399              2,928             62,327
   OREO expense                                                        9,379                166              9,545
   Merger-related charges                                                  0                  0                  0        -
   Other noninterest expense                                         362,121              1,068            363,189
                                                              ----------------   ----------------     ----------------
          Total noninterest expense                                1,569,403             24,288          1,593,691
                                                              ----------------   ----------------     ----------------
   Income before taxes                                               851,666            (17,590)           834,076
   Applicable income taxes                                           337,981             (7,557)           330,424
                                                              ----------------   ----------------     ----------------
   Net income                                                 $      513,685     $      (10,033)      $    503,652
                                                              ================   ================     ================

   Net income applicable to common shares: (i)                $      506,295                          $    496,262
                                                              ================   ================     ================

   Weighted average common shares outstanding: (h)
        Primary                                                  160,640,049                           161,180,293
        Fully diluted                                            161,158,687                           161,698,931

   Earnings per share:
        Primary                                               $         3.15                          $       3.08
        Fully diluted                                         $         3.14                          $       3.07


See accompanying notes to the unaudited pro forma combined financial statements

                                        FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION
                                               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                               For the Nine Months Ended September 30, 1995 (a)
                                                                 Shawmut           Pro Forma             Shawmut
   (Dollars in thousands, except per share data)                Historical       Adjustments (c)        Pro Forma
                                                              ----------------   ----------------     ----------------
   Interest and fees on loans and leases                      $   1,345,751      $       52,233       $   1,397,984
   Interest on securities                                           447,519              60,416             507,935
                                                              ----------------   ----------------     ----------------
        Total interest income                                     1,793,270             112,649           1,905,919
   Interest expense:
        Deposits                                                    500,451              49,074             549,525
        Short-term borrowings                                       340,971              34,665             375,636
        Long-term debt                                              151,313                   0             151,313
                                                              ----------------   ----------------     ----------------
        Total interest expense                                      992,735              83,739           1,076,474
                                                              ----------------   ----------------     ----------------
   Net interest income                                              800,535              28,910             829,445
   Provision for credit losses                                            0               1,250               1,250
                                                              ----------------   ----------------     ----------------
   Net interest income after provision for credit losses            800,535              27,660             828,195
                                                              ----------------   ----------------     ----------------
   Mortgage banking                                                  14,490               2,338              16,828
   Investment services revenue                                       98,758                   0              98,758
   Service charges, fees and commissions                            175,337               4,328             179,665
   Securities available for sale gains (losses)                       1,257               6,276               7,533
   Other noninterest income                                          25,406                  22              25,428
                                                              ----------------   ----------------     ----------------
          Total noninterest income                                  315,248              12,964             328,212
                                                              ----------------   ----------------     ----------------
   Employee compensation and benefits                               358,722              15,205             373,927
   Occupancy and equipment                                          117,347               4,794             122,141
   Mortgage servicing rights amortization                             2,482                 937               3,419
   FDIC assessment                                                   22,853               2,971              25,824
   Marketing                                                         19,038                 749              19,787
   Core deposit and goodwill amortization                            16,634               5,118              21,752
   OREO expense                                                       3,263               1,090               4,353
   Merger-related charges                                            50,441                   0              50,441
   Other noninterest expense                                        147,282               7,538             154,820
                                                              ----------------   ----------------     ----------------
          Total noninterest expense                                 738,062              38,402             776,464
                                                              ----------------   ----------------     ----------------
   Income before taxes                                              377,721               2,222             379,943
   Applicable income taxes                                          141,065               2,782             143,847
                                                              ----------------   ----------------     ----------------
   Net income                                                 $     236,656         $      (560)      $     236,096
                                                              ================   ================     =============

   Net income applicable to common shares: (i)                $     216,671                           $     215,137
                                                              ================                        =============

   Weighted average common shares outstanding: (h)
        Primary                                                 123,191,200                             122,687,885
        Fully diluted                                           123,191,200                             122,687,885

   Earnings per share:
        Primary                                               $        1.76                           $        1.75
        Fully diluted                                         $        1.76                           $        1.75

See accompanying notes to the unaudited pro forma combined financial statements

					FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION
                                               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                                For the Three Months Ended September 30, 1994
                                                                                                                       Fleet
                                                                                                                      Shawmut
                                                                                                  Pro Forma          Pro Forma
   (Dollars in thousands, except per share data)            Fleet             Shawmut            Adjustments          Combined
                                                        ----------------   ----------------     ----------------   ----------------
   Interest and fees on loans and leases                $     602,665       $     337,948        $          0      $      940,613
   Interest on securities                                     246,880             151,882                (677)(f)         398,085
                                                        ----------------   ----------------     ----------------   ----------------
        Total interest income                                 849,545             489,830                (677)          1,338,698
   Interest expense:
        Deposits                                              207,555             107,691                   0             315,246
        Short-term borrowings                                  88,689              79,256                   0             167,945
        Long-term debt                                         59,533              36,969                   0              96,502
                                                        ----------------   ----------------     ----------------   ----------------
        Total interest expense                                355,777             223,916                   0             579,693
                                                        ----------------   ----------------     ----------------   ----------------
   Net interest income                                        493,768             265,914                (677)            759,005
   Provision for credit losses                                 10,599                   0                   0              10,599
                                                        ----------------   ----------------     ----------------   ----------------
   Net interest income after provision for credit losses      483,169             265,914                (677)            748,406
                                                        ----------------   ----------------     ----------------   ----------------
   Mortgage banking                                            93,150               3,828                   0              96,978
   Investment services revenue                                 43,806              28,520                   0              72,326
   Service charges, fees and commissions                       63,012              63,891                   0             126,903
   Securities available for sale gains (losses)                 1,385                 768                   0               2,153
   Other noninterest income                                    78,822               5,923                   0              84,745
                                                        ----------------   ----------------     ----------------   ----------------
          Total noninterest income                            280,175             102,930                   0             383,105
                                                        ----------------   ----------------     ----------------   ----------------
   Employee compensation and benefits                         228,751             118,868                   0             347,619
   Occupancy and equipment                                     74,561              38,091                   0             112,652
   Mortgage servicing rights amortization                      17,115               1,082                   0              18,197
   FDIC assessment                                             17,215              10,238                   0              27,453
   Marketing                                                   17,226               4,523                   0              21,749
   Core deposit and goodwill amortization                      14,010               2,000                   0              16,010
   OREO expense                                                10,132               1,113                   0              11,245
   Restructuring charges                                        7,000                   0                   0               7,000
   Other noninterest expense                                  108,095              61,742                   0             169,837
                                                        ----------------   ----------------     ----------------   ----------------
          Total noninterest expense                           494,105             237,657                   0             731,762
                                                        ----------------   ----------------     ----------------   ----------------
   Income before taxes                                        269,239             131,187                (677)            399,749
   Applicable income taxes                                    102,241              45,912                (271)            147,882
                                                        ----------------   ----------------     ----------------   ----------------
   Net income before minority interest                        166,998              85,275                (406)            251,867
   Minority interest                                            3,105                   0                   0               3,105
                                                        ----------------   ----------------     ----------------   ----------------
   Net income                                           $     163,893       $      85,275       $        (406)     $       248,762
                                                        ================   ================     ================   ================

   Net income applicable to common shares: (i)          $     161,430       $      81,417                          $       242,441
                                                        ================   ================                        ================

   Weighted average common shares outstanding: (h)
        Primary                                            160,207,921        119,264,532                             265,817,407
        Fully diluted                                      160,208,842        119,264,532                             265,818,628

   Earnings per share:
        Primary                                         $         1.01       $       0.68                          $         0.91
        Fully diluted                                   $         1.01       $       0.68                          $         0.91

See accompanying notes to the unaudited pro forma combined financial statements

					FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION
                                               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                                 For the Nine Months Ended September 30, 1994
                                                                                                                      Shawmut
                                                                                                  Pro Forma          Pro Forma
   (Dollars in thousands, except per share data)            Fleet             Shawmut            Adjustments          Combined
                                                        ----------------   ----------------     ----------------   ----------------
   Interest and fees on loans and leases                $     1,740,445    $       966,115      $           0      $    2,706,560
   Interest on securities                                       707,322            449,710             (1,067)(f)       1,155,965
                                                        ----------------   ----------------     ----------------   ----------------
        Total interest income                                 2,447,767          1,415,825             (1,067)          3,862,525
   Interest expense:
        Deposits                                                543,893            283,959                  0             827,852
        Short-term borrowings                                   234,096            238,552                  0             472,648
        Long-term debt                                          170,035             89,163                  0             259,198
                                                        ----------------   ----------------     ----------------   ----------------
        Total interest expense                                  948,024            611,674                  0           1,559,698
                                                        ----------------   ----------------     ----------------   ----------------
   Net interest income                                        1,499,743            804,151             (1,067)          2,302,827
   Provision for credit losses                                   45,016              3,000                  0              48,016
                                                        ----------------   ----------------     ----------------   ----------------
   Net interest income after provision for credit losses      1,454,727            801,151             (1.067)          2,254,811
                                                        ----------------   ----------------     ----------------   ----------------
   Mortgage banking                                             278,000             17,015                  0             295,015
   Investment services revenue                                  131,097             87,002                  0             218,099
   Service charges, fees and commissions                        194,704            179,308                  0             374,012
   Securities available for sale gains (losses)                  20,564                  0                  0              20,564
   Other noninterest income                                     220,828             20,247                  0             241,075
                                                        ----------------   ----------------     ----------------   ----------------
          Total noninterest income                              845,193            303,572                  0           1,148,765
                                                        ----------------   ----------------     ----------------   ----------------
   Employee compensation and benefits                           727,007            367,263                  0           1,094,270
   Occupancy and equipment                                      228,458            115,922                  0             344,380
   Mortgage servicing rights amortization                        68,947              3,469                  0              72,416
   FDIC assessment                                               52,763             33,240                  0              86,003
   Marketing                                                     44,507             15,594                  0              60,101
   Core deposit and goodwill amortization                        42,217              5,472                  0              47,689
   OREO expense                                                  22,217             10,218                  0              32,435
   Restructuring charges                                         32,000             39,800                  0              71,800
   Merger-related charges                                             0            100,900                  0             100,900
   Other noninterest expense                                    329,970            184,294                  0             514,264
                                                        ----------------   ----------------     ----------------   ----------------
          Total noninterest expense                           1,548,086            876,172                  0           2,424,258
                                                        ----------------   ----------------     ----------------   ----------------
   Income before taxes                                          751,834            228,551             (1,067)            979,318
   Applicable income taxes                                      296,328             84,671               (427)            380,572
                                                        ----------------   ----------------     ----------------   ----------------
   Net income before minority interest                          455,506            143,880               (640)            598,746
   Minority interest                                              7,765                  0                  0               7,765
                                                        ----------------   ----------------     ----------------   ----------------
   Net income                                           $       447,741     $      143,880      $        (640)      $     590,981
                                                        ================   ================     ================   ================

   Net income applicable to common shares: (i)          $       435,083     $      132,304                          $     566,747
                                                        ================   ================                        ================

   Weighted average common shares outstanding: (h)
        Primary                                             161,037,511        118,517,564                            267,171,091
        Fully diluted                                       161,163,382        118,517,564                            267,296,962

   Earnings per share:
        Primary                                         $          2.70      $       1.12                           $       2.12
        Fully diluted                                   $          2.70      $       1.12                           $       2.12

See accompanying notes to the unaudited pro forma combined financial statements

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                             FINANCIAL STATEMENTS


     (a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger, the NBB Merger, the Plaza Merger, the Northeast Merger, the Barclays Acquisition and the FMG Repurchase been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The NBB Merger was consummated on January 27, 1995, the Barclays Acquisition was consummated on January 31, 1995, the Plaza Merger was consummated on March 3, 1995, the FMG Repurchase was consummated on February 28, 1995 and the Northeast Merger was consummated on June 9, 1995.

     Under generally accepted accounting principles ("GAAP"), the assets and liabilities of Shawmut will be combined with those of Fleet at book value. In addition, the statements of income of Shawmut will be combined with the statements of income of Fleet as of the earliest period presented. Certain reclassifications have been included in the Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combined Statements of Income to conform to Fleets presentation. Certain transactions conducted in the ordinary course of business between Fleet, Shawmut, Northeast, NBB, Barclays, Plaza and FMG are immaterial and, accordingly, have not been eliminated.

     The pro forma combined financial statements do not give effect to the anticipated cost savings in connection with the Merger. While no assurance can be given, Fleet and Shawmut expect to achieve cost savings of approximately $400 million (pre-tax) within fifteen months following the Merger. Such cost savings are expected to be realized primarily through reductions in staff, elimination, consolidation or divestiture of certain branches and the consolidation of certain offices, data processing and other redundant back-office operations and staff functions. Cost reductions and branch consolidations will come from both companies and will be spread throughout the geographic region. Cost savings are also expected to be achieved in connection with the Northeast Merger, the NBB Merger and the Plaza Merger. These cost savings are expected to be approximately $25 million, $20 million and $15 million, respectively, and are expected to be achieved within the first twelve months after the consummation of these respective mergers. The extent to which cost savings will be achieved is dependent upon various factors beyond the control of Fleet and Shawmut, including the regulatory environment, economic conditions, unanticipated changes in business conditions, inflation and the level of Federal Deposit Insurance assessments. Therefore, no assurances can be given with respect to the ultimate level of cost savings to be realized, or that such savings will be realized in the time-frame currently anticipated.

     In connection with the Merger, Fleet and Shawmut have signed definitive agreements to divest 64 branches to comply with anti-trust concerns. The sale will consist of approximately $2.6 billion in deposits and $1.9 billion in loans. The negative impact of the divestitures are not expected to be material to the business operations or financial condition of the corporation.

     All dollar amounts included in these Notes to Unaudited Pro Forma Combined Financial Statements are in thousands unless otherwise indicated.

     (b) Pro forma adjustments reflect the impact of the NBB Merger, the Plaza Merger and the FMG Repurchase which were consummated on January 27, 1995, March 3, 1995, and February 28, 1995, respectively, as if such transactions had been consummated on January 1, 1995.

     (c) Pro forma adjustments reflect the impact of the Barclays Acquisition, which was consummated on January 31, 1995, and the Northeast Merger, which was consummated on June 9, 1995, as if they had been consummated on January 1, 1995. Pro forma adjustments also include interest expense on other short-term borrowings to fund the repurchase of 6,483,665 shares of Shawmut Common Stock issued in connection with the Northeast Merger.

     (d) Fleet is currently reviewing the investment securities portfolio of Shawmut to determine the classification of such securities as either available for sale or held to maturity in connection with Fleets existing interest-rate risk position. As a result of this review, certain reclassifications of Shawmut investment securities may result. No adjustments have been made to either the available for sale or the held to maturity portfolios in the accompanying Unaudited Pro Forma Combined Balance Sheet to reflect any such reclassification as management has not made a final determination with respect to such matters. Any such reclassification will be accounted for in accordance with Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that securities transferred from held to maturity to available for sale be transferred at fair value with any unrealized gain or loss, net of taxes, at the date of transfer recognized as a separate component of stockholders equity. At September 30, 1995, securities held to maturity at Shawmut had an unrealized loss of $19,334.

     (e) Pro forma adjustments to common shares and common surplus at September 30, 1995, reflect the Merger accounted for as a pooling of interests, through:
(a) the exchange of 104,284,005 shares of Fleet Common Stock (using the Common Exchange Ratio of 0.8922) for the 116,884,112 outstanding shares of Shawmut Common Stock at September 30, 1995 (which excludes the 5,811,900 shares of Shawmut Common Stock held by Fleet as of such date, which are assumed to be retired for combining purposes) and (b) the exchange of shares of Fleet New Preferred Stock for all shares of Shawmut Preferred on a share-for-share basis.

     (f) Pro forma adjustments to securities available for sale at September 30, 1995, and to dividend income on securities for the three and nine months ended September 30, 1995 and 1994, reflect the elimination of 5,811,900 shares of Shawmut Common Stock held by Fleet at September 30, 1995, and the corresponding dividend income recorded on such shares. Pro forma adjustments to other assets and accrued expenses and other liabilities at September 30, 1995, include the elimination of Fleets dividend receivable related to such shares and the elimination of Shawmuts corresponding dividend payable. The Unaudited Pro
Forma Combined Balance Sheet also eliminates the after-tax unrealized gain on these securities recorded in equity and the related deferred tax liability.

     (g) A liability of $400,000 ($349,559 net of the $36,853 and $13,588
charges taken by Shawmut in the first and second quarters of 1995 respectively) has been recorded in the Unaudited Pro Forma Combined Balance Sheet to reflect managements best estimate of merger and restructuring related charges in connection with the Merger. This liability resulted in a $240,000 after-tax charge ($209,735 net of the after-tax impact of the charge recorded by Shawmut in the first nine months of 1995) to retained earnings in the Unaudited Pro Forma Combined Balance Sheet. It is anticipated that substantially all of these charges will be paid during the first 15 months subsequent to the Merger. During the first quarter of 1995 Shawmut recognized $36,853 of this charge due to the settlement of certain of Shawmuts retirement benefits as a result of the execution of the merger agreement with Fleet. During the second quarter of 1995 Shawmut recognized $13,588 of this charge due to the vesting of certain restricted stock upon shareholder approval of the Merger. These charges have been eliminated from the pro forma income statements due to the nonrecurring nature of the charges. The following table provides details of the estimated merger and restructuring related charges by type:

                Type of Cost                    Estimated Costs
                ------------                    ---------------
                                                  (Dollars in
                                                   Thousands)
            Personnel                               $255,000
            Facilities and equipment                  68,000
            Branch related                            37,000
            Other merger expenses                     40,000
                                                   ---------
            Total                                   $400,000
                                                    ========

     Personnel related costs consist primarily of charges related to employee severance, termination of certain employee benefits plans and employee assistance costs for separated employees. Facilities and equipment charges consist of lease termination costs and other facilities related exit costs resulting from consolidation of duplicate headquarters and operational facilities, and computer equipment and software write-offs due to duplication or incompatibility. Branch related costs are primarily related to the cost of exiting branches anticipated to be closed, including lease terminations and equipment write-offs. The effect of the proposed charge has been reflected in the Unaudited Pro Forma Combined Balance Sheet as of September 30, 1995; however, since the proposed charge is nonrecurring, it has not been reflected in the Unaudited Pro Forma Combined Statements of Income.

     (h) The Fleet Pro Forma weighted average shares outstanding for the nine months ended September 30, 1995, reflect Fleets historical weighted average shares outstanding plus the one month effect of the issuance of 6,165,912 shares of Fleet Common Stock in connection with the NBB Merger as if such Merger occurred on January 1, 1995. The Shawmut Pro Forma weighted average shares outstanding for the three and nine months ended September 30, 1995, reflect Shawmuts historical weighted average shares outstanding adjusted for the repurchase of the shares of Shawmut Common Stock issued in connection with the Northeast Merger as if such merger and repurchase had occurred on January 1, 1995. The Fleet/Shawmut Pro Forma weighted average shares outstanding for the three and nine months ended September 30, 1995, reflect the Fleet Pro Forma weighted average shares plus the converted Shawmut Pro Forma weighted average shares outstanding (after adjustment to eliminate the 5,811,900 shares of Shawmut Common Stock owned by Fleet, which are assumed to be retired for combining purposes). Pro forma per share amounts for the combined Fleet and Shawmut entity are based on the Common Exchange ratio of 0.8922 shares of Fleet Common Stock for each share of Shawmut Common Stock.

     (i) The Fleet/Shawmut Pro Forma net income applicable to common shares reflects the sum of the Fleet Pro Forma net income applicable per common share and the Shawmut Pro Forma net income applicable per common share adjusted for any Fleet/Shawmut Pro Forma adjustments.